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                                                                       Exhibit 5

                                    THOMPSON
                                HINE & FLORY LLP
                               ------------------
                                Attorneys at Law

                                 August 12, 1998



The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio  45463

         Re:  Executive Capital Accumulation Plan
              -----------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of deferred compensation obligations (the "Obligations") of The Mead Corporation, an Ohio corporation (the "Company"), to be offered and sold under the Company's Executive Capital Accumulation Plan (the "Plan").

         As counsel for the Company, we have examined and are familiar with the Plan and such other documents, records, certificates and other instruments as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that the Obligations, when sold pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We are members of the bar of the State of Ohio and do not express any opinion herein concerning any laws other than the laws of the State of Ohio. This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency (except as set forth below), or given to any other person without our prior written


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consent. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               /s/ Thompson Hine & Flory LLP

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